UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

XFONE, INC.
(Name of small business issuer in its charter)

Nevada	11-3618510
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

C/O Swiftnet Limited
Britannia House, 960 High Road
London N12 9RY, United Kingdom
(Address of principal executive offices) (Zip Code)

011.44.845.1087777

(Registrant’s telephone number, including area code
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001	American Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box: |X|

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box: |_|

Securities Act registration statement file number to which this Form relates:
333-67232 and/or 333-113020

Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Class

ITEM 1. Description of Registrant's Securities to be Registered.

Reference is made to the Registration Statement on Form SB-2/Amendment No. 7 filed November 12, 2004 (Registration No. 333-113020), the Registration Statement on Post Effective Amendment No. 4 to Form SB-2 dated February 18, 2004 (Registration No. 333-67232) and the Annual Report on Form 10-KSB filed on March 31, 2005 (Registration No. 333-67232), and the discussion and information under the heading of the following: (1) "DESCRIPTION OF SECURITIES" beginning on page 35 of the Registration Statement on Form SB-2/Amendment No 7 filed November 12, 2004, (2) the heading "EXPLANATORY NOTE" on the first page of the Registration Statement on Post Effective Amendment No. 4 to Form SB-2 dated February 18, 2004, and (3) the heading of the Annual Report on Form 10-KSB, ITEM 5, "MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS" beginning on page 26.

ITEM 2. Exhibits.

None.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATED: June 3, 2005	XFONE, INC.

	By:	/s/ Guy Nissenson
Guy Nissenson, President,
Chief Executive Officer and Chief Financial Officer